                                                                     EXHIBIT 2.4

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
 Crown Castle International Corp.

   We have audited the accompanying statement of net assets of Powertel Tower Operations as of December 31, 1998, and the related statement of revenues and direct expenses for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets and the related statement of revenues and direct expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets and the related statement of revenues and direct expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of net assets and the related statement of revenues and direct expenses. We believe that our audits provide a reasonable basis for our opinion.

   The statements of net assets and revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. As discussed in note 1, such statements do not reflect certain corporate overhead expenses incurred by Powertel, Inc., the owner of the net assets, on behalf of the tower operations.

   In our opinion, the statements referred to above present fairly, in all material respects, the net assets of Powertel Tower Operations as of December 31, 1998, and the related revenues and direct expenses for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP

   February 5, 1999

                           POWERTEL TOWER OPERATIONS

                            STATEMENT OF NET ASSETS

                           (In thousands of dollars)

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
Prepaid expenses and other current assets..............   $  2,031    $  1,604
Property and equipment, net............................    121,490     116,722
                                                          --------    --------
  Total assets.........................................    123,521     118,326
Deferred revenues......................................        309          89
                                                          --------    --------
  Net assets...........................................   $123,212    $118,237
                                                          ========    ========




                       See notes to financial statements.

                           POWERTEL TOWER OPERATIONS

                   STATEMENT OF REVENUES AND DIRECT EXPENSES

                           (In thousands of dollars)

                                                                        Three
                                                                       Months
                                                         Year Ended     Ended
                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
Site rental revenues...................................   $  1,865     $ 1,118
Cost of operations.....................................      6,167       1,641
Depreciation...........................................      7,534       2,151
                                                          --------     -------
  Loss from tower operations...........................   $(11,836)    $(2,674)
                                                          ========     =======



                       See notes to financial statements.

                           POWERTEL TOWER OPERATIONS

                         NOTES TO FINANCIAL STATEMENTS

                           (In thousands of dollars)

1. Basis of Presentation and Summary of Significant Accounting Policies

 Basis of Presentation

   On March 15, 1999, Crown Castle International Corp. ("CCIC") and Powertel, Inc. ("Powertel") entered into an asset purchase agreement, whereby Powertel will sell tower structures and certain related assets to CCIC. The tower structures and related assets consist of the tower facilities that were previously part of Powertel's PCS and cellular operations. Their locations span Atlanta, Georgia; Jacksonville, Florida; Memphis, Tennessee; Jackson, Mississippi; and Birmingham, Alabama and certain areas in Kentucky and Tennessee.

   The accompanying statement of net assets reflects the assets to be sold by Powertel to CCIC pursuant to the asset purchase agreement. The statement of net assets reflects Powertel's historical carrying values of the tower assets, adjusted to exclude certain assets which will not be contributed as part of the asset purchase agreement.

   The accompanying statement of revenues and direct expenses reflects operations related to the tower assets to be sold by Powertel to CCIC per the asset purchase agreement. The statement of revenues and direct expenses does not include allocated costs related to general corporate overhead, interest expense and income taxes and therefore may not be indicative of future operations.

   The accompanying statement of net assets and the related statement of revenues and direct expenses were prepared for the purpose of complying with the requirements of the Securities and Exchange Commission and are not intended to be a complete presentation of Powertel's assets and liabilities or revenues and expenses.

 Summary of Significant Accounting Policies

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

   Site rental revenues are recognized on a monthly basis under lease agreements. Site rental revenues represent charges for tower usage billed to third party customers under lease arrangements. Revenue amounts received in advance are deferred and recognized over the term of the lease agreement.

                           POWERTEL TOWER OPERATIONS

                           (In thousands of dollars)


2. Property and Equipment

   Property and equipment are stated at historical costs. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets. Property and equipment at December 31, 1998 consisted of the following:

                                                           Estimated
                                                          Useful Lives
                                                          ------------
Land.....................................................              $    859
Telecommunication towers and related equipment...........   15 years    134,757
                                                                       --------
                                                                        135,616
Less: accumulated depreciation ..........................               (14,126)
                                                                       --------
                                                                       $121,490
                                                                       ========

3. Commitments

   At December 31, 1998, minimum rental commitments under operating leases are as follows:

Year ending December 31,
  1999................................................................... $4,120
  2000...................................................................  4,093
  2001...................................................................  3,276
  2002...................................................................  1,929
  2003...................................................................    626
  Thereafter.............................................................    185

4. Site Rental Revenues

   At December 31, 1998, minimum amounts receivable under third party lease agreements are as follows:

Year ending December 31,
  1999................................................................... $2,690
  2000...................................................................  2,677
  2001...................................................................  2,610
  2002...................................................................  2,131
  2003...................................................................    948
  Thereafter.............................................................    485